EXHIBIT 1.2


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                    The Companies Acts 1985 - 1989

                 -------------------------------------

                       COMPANY LIMITED BY SHARES
                 -------------------------------------


                                  NEW

                        ARTICLES OF ASSOCIATION

                                  of

                        Display.IT Holdings plc

        (Adopted by special resolution passed on 24 June 1996)

      (Amended by special resolution passed on 13 December 1996)

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1.                Preliminary


         Table A not to apply

1.1 No regulations set out in any statute, or in any statutory instrument or other subordinate legislation made under any statute, concerning companies shall apply as regulations or articles of the Company.


         Interpretation

1.2 In these articles, unless the context otherwise requires, the following words and expressions have the meanings set out opposite them:


         the "Act" means the Companies Act 1985;

         "these articles" means these articles of association as altered from time to time;


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         "Board" means the directors for the time being of the Company or the directors present at a meeting of the directors at which a quorum is present;

         "Company" means Display.IT Holdings plc;

         "month" means calendar month;

         "paid" means paid or credited as paid;

         "Register" means the register of members of the Company;

         "Registered Office" means the registered office of the Company for the time being;

         "Secretary" means the secretary of the Company or any other person appointed to perform the duties of the secretary of the Company including a joint, assistant or deputy secretary;

         "Statutes" means the Act, the Companies Act 1989 and all other statutes, orders, listing rules, regulations and other subordinate legislation for the time being in force concerning companies so far as they apply to the Company;

         "United Kingdom" includes England, Scotland, Wales and Northern Ireland but excludes the Channel Islands and the Isle of Man;

         "in writing" means written or produced by any substitute for writing or partly one and partly another; and

         "year" means calendar year.

1.3      In these articles:

         (a) reference to any statute or statutory provision includes a reference to that statute or statutory provision as amended, extended or re-enacted and to any regulation, order, instrument or subordinate legislation under the relevant statute or statutory provision;

         (b) reference to the singular includes a reference to the plural and vice versa;

         (c) reference to any gender includes a reference to all other genders;

         (d) headings are included only for convenience and shall not affect meaning;

         (e) references to persons include bodies corporate, unincorporated associations and partnerships and any reference to any party who is an individual is also deemed to include their respective legal personal representatives; and


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         (f)      unless the context (or this or the preceding article)
                  otherwise require, words or expressions bear the same meaning as in the Act.

         Registered Office

1.4 The Registered Office shall be at such place in England and Wales as the Board shall from time to time appoint.


2.       Share Capital


         Authorised share capital

2.1      The share capital of the Company at the date of the adoption of this article is (pound)1,500,000 divided into 30,000,000 ordinary shares of 5p each.


         Variation of rights

2.2 Whenever the share capital of the Company is divided into different classes of shares, the special rights attached to any class may, subject to the provisions of the Statutes, be varied or abrogated either with the consent in writing of the holders of not less than three-fourths in nominal value of the issued shares of the class or with the sanction of an extraordinary resolution passed at a separate general meeting of the holders of the shares of the class (but not otherwise) and may be so varied or abrogated whilst the Company is a going concern or during or in contemplation of a winding-up. To every such separate general meeting all the provisions of these articles relating to general meetings of the Company and to the proceedings at such general meetings shall with necessary modifications apply, except that:

         (a) the necessary quorum shall be two persons holding or representing by proxy at least one-third in nominal value of the issued shares of the class (but so that if at any adjourned meeting a quorum as defined above is not present, any one holder of any shares of the class present in person or by proxy shall be a quorum); and

         (b) any holder of shares of the class present in person or by proxy may demand a poll and every such holder shall on a poll have one vote for every share of the class held by him.

2.3 The preceding article shall apply to the variation or abrogation of the special rights attached to some only of the shares of any class as if each group of shares of the class differently treated formed a separate class the special rights of which are to be varied.


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2.4      The special rights attached to any class of shares having preferential rights shall not, unless otherwise expressly provided by the terms of issue of that class of shares, be deemed to be varied:

         (a) by the creation or issue of further shares ranking as regards participation in the profits or assets of the Company in some or all respects equally with such shares but in no respect in priority to such shares; or

         (b)      by the purchase by the Company of any of its own shares.


         Increase in share capital

2.5 The Company may from time to time by ordinary resolution increase its capital by such sum to be divided into shares of such amounts as the resolution shall prescribe. All new shares shall be subject to the provisions of the Statutes and of these articles with reference to allotment, payment of calls, lien, transfer, transmission, forfeiture and otherwise.


         Consolidation, subdivision and cancellation

2.6      The Company may by ordinary resolution:

         (a) consolidate and divide all or any of its share capital into shares of larger nominal value than its existing shares;

         (b) cancel any shares which, at the date of the passing of the resolution, have not been taken, or agreed to be taken, by any person and diminish the amount of its capital by the amount of the shares so cancelled;

         (c) subject to the provisions of the Statutes, sub-divide its shares, or any of them, into shares of smaller nominal value than is fixed by the memorandum of association and so that the resolution whereby any share is sub-divided may determine that, as between the shares resulting from the sub-division, any of them may have any preference or advantage or be subject to any restriction as compared to the others.


         Fractions on consolidation

2.7 Whenever as a result of a consolidation of shares any members would become entitled to fractions of a share, the Board may deal with the fractions as it thinks fit and in particular may sell the shares representing the fractions to any person (including, subject to the provisions of the Statutes, the Company) and distribute the net proceeds of sale in due proportion among those members and the Board


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         may authorise some person to transfer or deliver the shares to, or in accordance with the directions of, the purchaser. The person to whom any shares are transferred or delivered shall not be bound to see to the application of the purchase money nor shall his title to the shares be affected by any irregularity in, or invalidity of, the proceedings relating to the sale.


         Reduction or cancellation

2.8 The Company may by special resolution reduce or cancel its share capital or any revaluation reserve or share premium account or any other reserve fund in any manner and with and subject to any confirmation or consent required by law.

         Purchase of own shares

2.9 Subject to the provisions of the Statutes, the Company may purchase or may enter into any contract under which it will or may purchase, any of its own shares of any class (including any redeemable shares). Any shares to be so purchased may (subject to any resolution of the Company in general meeting) be selected in any manner determined by the Board.

2.10 Where there are in issue convertible securities convertible into or carrying a right to subscribe for equity shares of a class proposed to be purchased, a separate meeting of the holders of the convertible securities must be held and their approval by extraordinary resolution obtained before the Company enters into any contract to purchase equity shares of the relevant class. Subject to this and notwithstanding anything to the contrary contained in these articles, the rights and privileges attached to any class of shares shall be deemed not to be altered or abrogated by anything done by the Company in pursuance of any resolution passed under the powers conferred by the preceding article.


3.       Shares


         Trust etc interest not recognised

3.1 Except as ordered by a court of competent jurisdiction or as required by law, the Company shall not be bound by or required in any way to recognise (even when it has notice) the terms of any trust on which any shares are held or any equitable, contingent, future or partial interest in any share or any interest in any fractional part of a share or (except only as otherwise provided by these articles or by law) any other right in respect of any share except an absolute right to the entirety of such share.


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         Rights attaching to shares on issue

3.2 Without prejudice to any special rights previously conferred on the holders of any shares or class of shares for the time being issued, any share in the Company may be issued with such preferred, deferred or other special rights, or subject to such restrictions, whether in regard to dividend, return of capital, voting or otherwise, as the Company may from time to time by ordinary resolution determine (or, in the absence of any such determination, as the Board may determine).


         Redeemable shares

3.3 Subject to the provisions of the Statutes and of any resolution of the Company in general meeting passed in pursuance of such provisions, the Company may issue shares which are to be redeemed or are liable to be redeemed at the option of the Company or the shareholder, and such shares shall be redeemed on such terms and in such manner as may from time to time be provided by these articles.


         Board's power to allot

3.4 Subject to the provisions of the Statutes (and of any resolution of the Company in general meeting passed pursuant to such provisions) and of these articles, all unissued shares shall be at the disposal of the Board and it may allot with or without conferring a right of renunciation, grant options over or otherwise dispose of them to such persons, at such times and on such terms as it thinks fit.


         Commissions on issue of shares

3.5 The Company may exercise the powers of paying commissions conferred by the Statutes to the full extent thereby permitted. The Company may also on any issue of shares pay such brokerage as may be lawful.


         Renunciation of allotment

3.6 Subject to the provisions of the Statutes and of these articles, the Board may at any time after the allotment of any share but before any person has been entered in the Register as the holder recognise a renunciation of such share by the allottee in favour of some other person and may accord to any allottee of a share a right to effect such renunciation upon and subject to such terms and conditions as the Board may think fit to impose.


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4.       Share Certificates


         General

4.1 Subject to the Statutes, the Board may by resolution determine, either generally or in any particular case or cases, that share certificates need not be issued under a seal. The Board may by resolution decide, either generally or in any particular case or cases, that any signatures on any share certificate need not be autographic but may be applied to the certificates by mechanical means or may be printed on them or that the certificates need not be signed by any person.

4.2 A share certificate (other than a bearer certificate) must include the following matters on its face (or on the reverse in the case of (f) below):

         (a) the authority under which the issuer is constituted and the country of incorporation and registered number;

         (b) the number or amount of securities the certificate represents and, if applicable, the number and denomination of units (in the top right-hand corner);

         (c) a footnote stating that no transfer of the security or any portion of the security represented by the certificate can be registered without production of the certificate;

         (d) if applicable, the minimum amount and multiples of that amount in which the security is transferable;

         (e)      the date of the certificate; and

         (f) for shares with preferential rights, on the face (or, if not practicable, on the reverse), a statement of the conditions as to capital, dividends and (where applicable) conversion or redemption.

4.3 The overall size of a share certificate (other than a bearer certificate) must be no larger than 22.5cm x 20cm.


         Joint holders

4.4 In the case of a share held jointly by several persons the Company shall not be bound to issue more than one certificate for such share and delivery of a certificate to one of two or more joint holders shall be sufficient delivery to all.


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         Issue of share certificate

4.5 Subject to the provisions of these articles, every person (except a London Stock Exchange nominee in respect of which the Company is not by law required to complete and have ready for delivery a certificate) whose name is entered in the Register in respect of any shares of any one class, shall upon the issue or transfer of such shares, be entitled without payment to a certificate for such shares (in the case of issue) within one month (or such longer period as the terms of issue shall provide) after allotment or (in the case of a transfer of fully-paid shares) within fourteen days after lodgment of the transfer or (in the case of a transfer of partlypaid shares) within two months after lodgment of transfer.


         Balance certificate

4.6 Where some only of the shares comprised in a share certificate are transferred the old certificate shall be cancelled and a new certificate for the balance of such shares shall be issued without charge.


         Replacement of share certificates

4.7 Any two or more certificates representing shares of any one class held by any member may at his request be cancelled and a single new certificate for such shares issued in lieu without charge.

4.8 If any member shall surrender for cancellation a share certificate representing shares held by him and request the Company to issue in lieu two or more share certificates representing such shares in such proportion as he may specify, the Board may, if it thinks fit, comply with such request.

4.9 If a share certificate shall be defaced, worn out or alleged to have been lost, stolen or destroyed, it shall be replaced without charge (other than exceptional out-of-pocket expenses) but on such terms (if any) as to evidence and indemnity and to payment of any expenses of the Company in investigating such evidence and preparing such indemnity as the Board may think fit and, where it is defaced or worn out, after delivery of the old certificate to the Company.

4.10 In the case of shares held jointly by several persons any request for a new share certificate may be made by any one of the joint holders.


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5.       Calls on Shares


         Power to make calls

5.1 The Board may from time to time make calls upon the members in respect of any money unpaid on their shares (whether on account of the nominal value of the shares or, when permitted, by way of premium) but subject always to the terms of issue of such shares. A call shall be deemed to have been made at the time when the resolution of the Board authorising the call was passed and may be made payable by instalments. A person upon whom a call is made shall remain liable on such call notwithstanding the subsequent transfer of shares in respect of which the call was made.


         Liability for calls

5.2 Each member shall (subject to receiving no fewer than fourteen days' notice specifying the time or times and place of payment) pay to the Company at the time or times and place so specified the sum called on his shares. The joint holders of a share shall be jointly and severally liable to pay all calls in respect of such share. A call may be revoked or postponed as the Board may determine.


         Interest on overdue sums

5.3 If a sum called in respect of a share is not paid before or on the day appointed for payment of such sum, the person from whom the sum is due shall pay interest on the sum from the day appointed for payment of such sum to the time of actual payment at such rate (not exceeding 15 per cent. per annum) as the Board determines but the Board shall be at liberty to waive payment of such interest wholly or in part.


         Other sums due on shares

5.4 Any sum (whether on account of the nominal value of the share or by way of premium) which by the terms of issue of a share becomes payable upon allotment or at any fixed date shall for all the purposes of these articles be deemed to be a call duly made and payable on the date on which by the terms of issue the same becomes payable. In case of non-payment all the relevant provisions of these articles as to payment of interest and expenses, forfeiture or otherwise shall apply as if such sum had become payable by virtue of a call duly made and notified.


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         Power to differentiate between holders

5.5 The Board may on the issue of shares differentiate between the holders as to the calls to be made and the times of payment.


         Payment of calls in advance

5.6 If the Board thinks fit the Company may receive from any member who is willing to advance them all or any part of the moneys uncalled and unpaid upon the shares held by him and upon all or any of the moneys so advanced may (until they would, but for the advance, become payable) pay interest at such rate, not exceeding (unless the Company by ordinary resolution shall otherwise direct) 15 per cent. per annum as the Board may decide. While any amount paid up in advance of calls on any share may entitle the holder of the share to interest it shall not entitle the holder to participate in respect of that amount in any dividend.


6.       Forfeiture and Lien


         Notice on failure to pay a call

6.1 If a member fails to pay in full any call or instalment of a call on the due date for payment of such call or instalment, the Board may at any time after the failure serve a notice on him requiring payment of so much of the call or instalment as is unpaid together with any interest which may have accrued on such call or instalment and any expenses incurred by the Company by reason of such non-payment.

6.2 The notice shall name a further day (being not fewer than seven days from the date of service of the notice) on or before which, and the place where, the payment required by the notice is to be made, and shall state that in the event of non-payment in accordance with such notice the shares on which the call was made will be liable to be forfeited.

         Forfeiture for non-compliance

6.3 If the requirements of any such notice as is referred to in the preceding article are not complied with, any share in respect of which such notice has been given may at any time after the non compliance, before payment of all calls and interest and expenses due in respect of such share has been made, be forfeited by a resolution of the Board to that effect. Such forfeiture shall include all dividends declared in respect of the forfeited share and not actually paid before forfeiture. The Board may accept a surrender of any share liable to be forfeited under these articles.


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         Notice on previous holder

6.4 Where any share has been forfeited, notice of the forfeiture shall be served upon the person who was the holder of the share before forfeiture, but no forfeiture shall be invalidated in any manner by any omission or neglect to give such notice.


         Disposal of forfeited shares

6.5 A share forfeited or surrendered shall become the property of the Company and may be sold, re-allotted or disposed of in any other way either to the person who was the holder of such share or entitled to such share before such forfeiture or surrender, or to any other person upon such terms and in such manner as the Board shall think fit and at any time before a sale, re-allotment or other disposition the forfeiture may be annulled by the Board on such terms as it thinks fit. The Board may, if necessary, authorise some person to transfer a forfeited or surrendered share to any such other person.


         Holder to remain liable despite forfeiture

6.6 A member whose shares have been forfeited or surrendered shall cease to be a member in respect of the shares (and shall surrender to the Company for cancellation the certificate for such shares) but shall notwithstanding the forfeiture or surrender remain liable to pay to the Company all moneys which at the date of forfeiture or surrender were presently payable by him to the Company in respect of the shares with interest on such shares at such rate (not exceeding 15 per cent. per annum) as the Board may determine from the date of forfeiture or surrender until payment. The Board may at its absolute discretion enforce payment without any allowance for the value of the shares at the time of forfeiture or surrender or waive payment in whole or in part.


         Lien on partly-paid shares

6.7 The Company shall have a first and paramount lien on every share (not being a fully paid share) for all moneys (whether presently payable or not) called or payable at a fixed time in respect of such share. The Board may waive any lien which has arisen and may resolve that any share shall for some limited period be exempt wholly or partially from the provisions of this article.

         Sale of shares subject to lien

6.8 The Company may sell in such manner as the Board thinks fit any share on which the Company has a lien, but no sale shall be made unless some sum in respect of which the lien exists is presently payable nor until the expiration of fourteen days


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         after a notice in writing stating and demanding payment of the sum presently payable and giving notice of intention to sell in default shall have been given to the holder for the time being of the share or the person entitled to such share by reason of his death, bankruptcy, liquidation or otherwise.


         Proceeds of sale of shares subject to lien

6.9 The net proceeds of sale of shares subject to a lien (after payment of the costs of such sale) shall be applied in or towards payment or satisfaction of the debts or liabilities in respect of which the lien exists so far as the same are presently payable and any residue shall (subject to a like lien for liabilities not presently payable as existed upon the shares prior to the sale) be paid to the person entitled to the shares at the time of the sale. For giving effect to any such sale the Board may authorise some person to transfer the shares sold to, or in accordance with the directions, of, the purchaser.


         Evidence of forfeiture

6.10 A statutory declaration in writing that the declarant is a director or the Secretary and that a share has been duly forfeited or surrendered or sold to satisfy obligations covered by a lien of the Company on a date stated in the declaration shall be conclusive evidence of the facts stated in the declaration as against all persons claiming to be entitled to the share. Such declaration shall (subject to the execution of a transfer if the same be required) constitute a good title to the share and the person to whom the share is sold, re-allotted or disposed of shall be registered as the holder of the share and shall not be bound to see to the application of the purchase moneys (if any) nor shall his title to the share be affected by any irregularity or invalidity in the proceedings relating to the forfeiture, surrender, sale, re-allotment or other disposal of the share.


7.       Transfer of Shares


         Transfer of securities without a written instrument

7.1 Title to any securities of the Company may be evidenced and title to and interests in securities may be transferred without a written instrument in accordance with statutory regulations from time to time made under the Statutes, and the Board shall have power to implement any arrangements it may think fit for such evidencing and transfer which accord with those regulations.


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         Form of transfer

7.2 Subject to the preceding article, all transfers of shares may be effected by transfer in writing in any usual or common form or in any other form acceptable to the Board and may be under hand only. The instrument of transfer shall be signed by or on behalf of the transferor and (except in the case of fully paid shares) by or on behalf of the transferee. The transferor shall remain the holder of the shares concerned until the name of the transferee is entered in the Register in respect of such shares. All instruments of transfer which are registered may be retained by the Company.


         Closing of Register

7.3 The registration of transfers may be suspended at such times and for such periods (not exceeding 30 days in any year) as the Board may from time to time determine and either generally or in respect of any class of shares.


         Right to refuse to register a transfer

7.4 The Board may in its absolute discretion and without assigning any reason for its actions refuse to register any transfer of any share which is not a fully paid share.


         Other rights to decline registration

7.5      The Board may decline to recognise any instrument of transfer unless:

         (a)      the instrument of transfer:

                  (i)      is in respect of only one class of share;

                  (ii) is lodged at the Registered Office or such other place as the Board may appoint; and

                  (iii) is accompanied by the relevant share certificate(s) and such other evidence as the Board may reasonably require to show the right of the transferor to make the transfer (and, if the instrument of transfer is executed by some other person on his behalf, the authority of that person so to do); and

         (b) in the case of a transfer to joint holders, the number of joint holders does not exceed four.


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         Notice of refusal

7.6 If the Board refuses to register a transfer, it shall send notice of the refusal to the transferee within two months of the date on which the transfer was lodged with the Company.


         Transfer without certificate

7.7 In the case of a transfer by a recognised clearing house or a nominee of a recognised clearing house or of a recognised investment exchange the lodgment of share certificates with the instrument of transfer will only be necessary if and to the extent that certificates have been issued in respect of the shares in question. The expressions "recognised clearing house" and "recognised investment exchange" shall have the meanings given to them in the Financial Services Act 1986.


         Branch Register

7.8 Subject to and to the extent permitted by the Statutes, the Company, or the Board on behalf of the Company, may cause a branch register to be kept in any territory of members resident in such territory, and the Board may make and vary such regulations as they may think fit in respect of the keeping of any such register.


         No fee for registration

7.9 No fee will be charged by the Company in respect of the registration of any instrument of transfer, or probate, or letters of administration, or certificate of marriage or death, or stop notice, or power of attorney, or other document relating to or affecting the title to any shares or otherwise for making any entry in the Register affecting the title to any shares.


8.       Transmission of Shares


         Persons entitled on death

8.1 On the death of a shareholder, the survivors or survivor where the deceased was a joint holder, and the executors or administrators of the deceased where he was a sole or only surviving holder, shall be the only person or persons recognised by the Company as having any title to or interest in the shares, but nothing in this article shall release the estate of a deceased holder (whether sole or joint) from any liability in respect of any share held by him.


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         Election by persons entitled by transmission

8.2 Any person becoming entitled to a share in consequence of the death or bankruptcy of a member or of any other event giving rise by operation of law to such entitlement may (subject as provided in these articles) upon supplying to the Company such evidence as the Board may reasonably require to show his title to the share either be registered himself as holder of the share upon giving to the Company notice in writing of his desire to be so registered or transfer such share to some other person. If he shall elect to have his nominee registered, he shall signify his election by signing an instrument of transfer of such share in favour of his nominee. All the limitations, restrictions and provisions of these articles relating to the right to transfer and the registration of transfers of shares shall be applicable to any such notice or transfer as if the death or bankruptcy of the member or other event had not occurred and the notice or transfer were a transfer executed by such member.


         Rights of persons entitled by transmission

8.3 Save as otherwise provided by or in accordance with these articles a person becoming entitled to a share in consequence of the death or bankruptcy of a member or other event giving rise by operation of law to such entitlement (upon supplying to the Company such evidence as the Board may reasonably require to show his title to the share) shall be entitled to the same dividends and other advantages as those to which he would be entitled if he were the registered holder of the share except that he shall not be entitled in respect of such share (except with the authority of the Board) to exercise any right conferred by membership in relation to meetings of the Company until he shall have been registered as a member in respect of the share. The Board may at any time give notice requiring any such person to elect either to be registered himself or to transfer the share and if the notice is not complied with within sixty days the Board may after that withhold payment of all dividends and other moneys payable in respect of the share until the requirements of the notice have been complied with.


9.       Share Warrants to Bearer

         Share warrants to bearer may be issued by the Board in respect of fully-paid shares on such terms and conditions as to voting and in all other respects as they may prescribe, providing that no new share warrant to bearer shall be issued to replace one that has been lost unless it is proved beyond reasonable doubt to the satisfaction of the Board to have been destroyed. The bearer of a share warrant shall be subject to the terms and conditions governing share warrants for the time being in force, whether made before or after the issue of such share warrant.


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10.      General Meetings


         Annual general meetings

10.1 The Board shall convene and the Company shall hold general meetings as annual general meetings in accordance with the requirements of the Statutes.


         Extraordinary general meetings

10.2 Any general meeting of the Company other than an annual general meeting shall be called an extraordinary general meeting.


         Calling of general meetings

10.3 The Board may whenever it thinks fit, and shall on requisition in accordance with the Statutes, proceed with proper expedition to convene an extraordinary general meeting.


         Form of resolution

10.4 Subject to the Statutes, where for any purpose an ordinary resolution of the Company is required, a special or extraordinary resolution shall also be effective and where for any purpose an extraordinary resolution is required a special resolution shall also be effective.


         Resolution in writing

10.5 A resolution in writing executed by or on behalf of each member who would have been entitled to vote upon it if it had been proposed at a general meeting at which he was present shall be as effectual as if it had been passed at a general meeting properly convened and held and may consist of several instruments in the like form each executed by or on behalf of one or more members.


11.      Notice of General Meetings


         Length of notice for general meetings

11.1 An annual general meeting and an extraordinary general meeting at which it is proposed to pass a special resolution or (save as provided by the Statutes) a resolution of which special notice has been given to the Company, shall be called by not fewer than twenty-one days' notice in writing and any other extraordinary general meeting by not fewer than fourteen days' notice in writing. The period of notice shall in each case be exclusive of the day on which it is served or deemed to be served and of the day on which the meeting is to be held. A general meeting, notwithstanding that it has been called by a shorter notice than that specified above, shall be deemed to have been duly called if it is so agreed:

         (a) in the case of an annual general meeting by all the members entitled to attend and vote at that annual general meeting; and

         (b) in the case of an extraordinary general meeting by a majority in number of the members having a right to attend and vote at that extraordinary general meeting, being a majority together holding not less that 95 per cent. in nominal value of the shares giving that right.

11.2 The accidental omission to give notice to or the non-receipt of notice by any person entitled to such notice shall not invalidate any general meeting or any proceedings at such general meeting.


         Contents of notice of general meetings

11.3     Every notice calling a general meeting shall:

         (a) specify the place and the day and hour of the meeting, and contain a reasonably prominent statement that a member entitled to attend and vote is entitled to appoint one or more proxies to attend and, on a poll, vote instead of him and that a proxy need not be a member of the Company;

         (b) in the case of an annual general meeting, specify the meeting as such;

         (c) in the case of any annual general meeting at which business other than ordinary business is to be transacted, specify the general nature of such business; and

         (d) if any resolution is to be proposed as an extraordinary resolution or as a special resolution, set out in full the resolution to be proposed as an extraordinary resolution or as a special resolution as the case may be.


         Ordinary business

11.4     Ordinary business in relation to an annual general meeting shall mean:

         (a)      receiving or adopting the accounts;

         (b)      declaring a dividend;

         (c) reappointing directors and appointing directors to replace those retiring at the meeting not offering themselves for reappointment;

         (d) reappointing auditors and authorising the Board to fix their remuneration; and

         (e) granting, renewing or varying authority under section 80 of the Act or (providing the authority or disapplication terminates no later than fifteen months after the annual general meeting) disapplying section 89 of the Act.


12.      Proceedings at General Meetings


         Chairman

12.1 The chairman of the Board (if any), failing whom the deputy chairman (if any), shall preside as chairman at a general meeting. If there is no such chairman or deputy chairman, or if at any meeting neither the chairman nor deputy chairman is present within five minutes after the time appointed for holding the meeting, or if neither of them is willing to act as chairman, the directors present shall choose one of their number (or, if no director is present or if all the directors present decline to take the chair, the persons present and entitled to vote on a poll shall choose one of their number), to be chairman of the meeting.

         Quorum

12.2 No business other than the appointment of a chairman shall be transacted at any general meeting unless a quorum is present at the time when the meeting proceeds to business. Two members present in person or by proxy and entitled to vote at that meeting shall be a quorum for all purposes.


         Adjournment

12.3 The chairman of any general meeting may with the consent of the meeting at which a quorum is present (and shall if so directed by the meeting) adjourn the meeting from time to time (or without a date being fixed) and from place to place, but no business shall be transacted at any adjourned meeting except business which might lawfully have been transacted at the meeting from which the adjournment took place. Where a meeting is adjourned without a date being fixed, the time and place for any adjourned meeting shall be fixed by the Board.

12.4 When a meeting is adjourned for thirty days or more or without a date being fixed, not fewer than seven days' notice of any adjourned meeting shall be given in the same manner as in the case of the original meeting.

12.5 If within five minutes (or such longer time not exceeding one hour as the chairman of the meeting may determine to wait) after the time appointed for the meeting a quorum is not present, or if during the meeting a quorum ceases to be present, the meeting, if convened on the requisition of members, shall be dissolved. In any other case it shall stand adjourned to such other day (not being fewer than fourteen nor more than twenty-eight days after such meeting) and at such other time or place as the chairman of the meeting may determine and that such adjourned meeting one member present in person or by proxy (whatever the number of shares held by him) shall be a quorum. The Company shall give not fewer than seven days' notice in writing of any meeting adjourned through want of a quorum and such notice shall state that one member present in person or by proxy (whatever the number of shares held by him) shall be a quorum.


         Notice of adjourned meeting

12.6 Except as expressly provided in these articles, it shall not be necessary to give any notice of an adjournment or of the business to be transacted at an adjourned meeting.


         Amendments to resolutions

12.7 If an amendment shall be proposed to any resolution under consideration but shall in good faith be ruled out of order by the chairman of the meeting the proceedings on the substantive resolution shall not be invalidated by an error in such ruling. In the case of a resolution duly proposed as a special or extraordinary resolution no amendment to such resolution (other than a mere clerical amendment or to correct a patent error) may in any event be considered or voted upon.

         Declaration by chairman

12.8 Unless a poll is required a declaration by the chairman of the meeting that a resolution has been carried, or carried unanimously, or by a particular majority, or lost, and an entry to that effect in the minute book, shall in the absence of manifest error, be conclusive evidence of that fact without proof of the number or proportion of the votes recorded for or against such resolution.

         Demand for poll

12.9 At any general meeting a resolution put to the vote of the meeting shall be decided on a show of hands unless (before or on the declaration of the result of the show of hands) a poll is demanded by:

         (a)      the chairman of the meeting;

         (b) not fewer than five members present in person or by proxy and entitled to vote at the meeting;

         (c) a member or members present in person or by proxy and representing not less than one-tenth of the total voting rights of all the members having the right to vote at the meeting; or

         (d) a member or members present in person or by proxy and holding shares in the Company conferring a right to vote at the meeting being shares on which an aggregate sum has been paid up equal to not less than one-tenth of the total sum paid up on all the shares conferring that right.


         Withdrawal of demand for poll

12.10 A demand for a poll may be withdrawn at any time before the poll is taken or the close of the meeting, whichever is earlier, but only with the consent of the chairman and a demand so withdrawn shall not be taken to have invalidated the result of a show of hands declared before the demand was made.


         Procedure on a poll

12.11 If a poll is required, it shall be taken in such a manner (including the use of ballot or voting papers or tickets) as the chairman of the meeting may direct, and the result of the poll shall be deemed to be the resolution of the meeting at which the poll was demanded. The chairman of the meeting may (and if so directed by the meeting shall) appoint scrutineers and may adjourn the meeting to some place and time fixed by him for the purpose of declaring the result of the poll.


         Timing of poll

12.12 A poll demanded on the election of a chairman of the meeting or on a question of adjournment shall be taken immediately. A poll demanded on any other question shall be taken either immediately or at such subsequent time (not being more than thirty days from the date of the meeting) and place as the chairman of the meeting may direct. No notice need be given of a poll not taken immediately.

         Continuing the meeting after a demand for a poll

12.13 A demand for a poll shall not prevent the continuance of the meeting for the transaction of any business other than the question on which the poll has been demanded.


13.      Votes of Members


         Votes attaching to shares

13.1 Subject to any special rights or restrictions as to voting attached by or in accordance with these articles to any shares or class of shares, on a show of hands every member who is present in person shall have one vote and on a poll every member who is present in person or by proxy shall have one vote for every share of which he is the holder.


         Chairman's casting vote

13.2 In the case of an equality of votes, whether on a show of hands or on a poll, the chairman of the meeting at which the show of hands takes place or at which the poll is demanded shall be entitled to a casting vote.


         Votes of joint holders

13.3 In the case of joint holders of a share the vote of the senior who tenders a vote, whether in person or by proxy, shall be accepted to the exclusion of the votes of the other joint holders and for this purpose seniority shall be determined by the order in which the names stand in the Register in respect of the share.


         Votes by guardian

13.4 Where in the United Kingdom or elsewhere a guardian, receiver, curator bonis or other person (by whatever name called) has been appointed by any court claiming jurisdiction in that behalf to exercise powers with respect to the property or affairs of any member on the ground (however formulated) of mental disorder or being otherwise incapable of managing his affairs, the Board may in its absolute discretion, upon or subject to production of such evidence of the appointment as the Board may require, permit such guardian, receiver, curator bonis or other person on behalf of such member to vote in person or by proxy at any general meeting or to exercise any other right conferred by membership in relation to meetings of the Company.


         No voting rights where calls outstanding

13.5 No member shall, unless the Board otherwise determines, be entitled, in respect of any share held by him, to vote at a general meeting either personally or by proxy or to exercise any other right conferred by membership in relation to meetings of the Company if any call or other sum presently payable by him to the Company in respect of that share remains unpaid.


         Validity and result of vote

13.6 No objection shall be raised as to the admissibility of any vote except at the meeting or adjourned meeting at which the vote objected to is or may be given or tendered and every vote not disallowed at such meeting shall be valid for all purposes. Any such objection shall be referred to the chairman of the meeting whose decision shall be final and conclusive.

13.7 Unless a poll is taken a declaration by the chairman of the meeting that a resolution has been carried, or carried unanimously, or by a particular majority, or lost, and an entry to that effect in the minute book, shall be conclusive evidence of that fact without proof of the number or proportion of the votes recorded for or against such resolution.


         Voting on a poll

13.8 On a poll votes may be given either personally or by proxy and a person entitled to more than one vote need not use all his votes or cast all the votes he uses in the same way.


14.      Disclosure of Interests

14.1 For the purposes of these articles, unless the context otherwise requires:

         (a) "Disclosure Notice" means a notice issued by or on behalf of the Company requiring disclosure of interests in shares pursuant to section 212 of the Act;

         (b) "Specified Shares" means all or, as the case may be, some of the shares specified in a Disclosure Notice;

         (c) "Restrictions" means one or more, as determined by the Board, of the following:

                  (i) that the member holding the Specified Shares shall not be entitled, in respect of those shares, to attend or be counted in the quorum or vote either personally or by proxy at any general meeting or at any separate meeting of the holders of any class of shares or upon any poll or to exercise any other right or privilege in relation to any general meeting or any meeting of the holders of any class of shares;

                  (ii) that no transfer of the Specified Shares shall be effective or shall be registered by the Company;

                  (iii) that no dividend shall be paid in respect of the Specified Shares and that, in circumstances where an offer of the right to elect to receive shares instead of cash in respect of any dividend is or has been made, any election made under that offer in respect of such Specified Shares shall not be effective provided that only the restriction referred to in sub-paragraph (i) may be determined by the Board to apply if the Specified Shares represent less than 0.25% of the relevant class;

         (d) "Restriction Notice" means a notice issued by or on behalf of the Company stating, or substantially to the effect, that the Specified Shares referred to in that notice shall be subject to one or more of the Restrictions stated in that notice;

         (e) a person other than the member holding a share shall be treated as appearing to be interested (as that word is construed for the purpose of section 212 of the Act) in that share if:

                  (i) the member has informed the Company, whether under any statutory provision relating to disclosure of interests or otherwise, that the person is, or may be, or has been at any time during the three years immediately preceding the date upon which the Disclosure Notice is issued, so interested; or

                  (ii) the Board (after taking account of any information obtained from the member or, pursuant to a Disclosure Notice, from any other person) knows or has reasonable cause to believe that the person is, or may be, or has been at any time during the three years immediately preceding the date upon which the Disclosure Notice is issued, so interested; or

                  (iii) in response to a Disclosure Notice, the member or any other person appearing to be so interested has failed to establish the identities of all those who are so interested and (after taking into account the response and any other relevant information) the Company has reasonable cause to believe that such person is or may be so interested; and

         (f) the Company shall not be treated as having received the information required by a Disclosure Notice in accordance with the terms of such Disclosure Notice in circumstances where the Board knows or has reasonable cause to believe that the information provided is false or materially incorrect.

14.2     Notwithstanding anything in these articles to the contrary, if:

         (a) a Disclosure Notice has been served on a member or any other person appearing to be interested in the Specified Shares; and

         (b) the Company has not received (in accordance with the terms of such Disclosure Notice) the information required in the notice in respect of any of the Specified Shares within fourteen days after the service of such Disclosure Notice:

         then the Board may determine that the member holding the Specified Shares shall, upon the issue of a Restriction Notice referring to those Specified Shares in respect of which information has not been received, be subject to the Restrictions referred to in such Restriction Notice, and upon the issue of such Restriction Notice such member shall be so subject. As soon as practicable after the issue of a Restriction Notice the Company shall serve a copy of the notice on the member holding the Specified Shares.

14.3     The Restrictions on shares shall cease to apply:

         (a) either in whole or in part at any time the Board may determine;

         (b) if the Company receives in accordance with the terms of the relevant Disclosure Notice the information required in that Disclosure Notice in respect of those shares; or

         (c) if the Company receives an executed instrument of transfer in respect of those shares, which would otherwise be given effect to, pursuant to a sale to a party not connected (within the meaning given in section 839 Income and Corporation Taxes Act
                  1988) with the member holding such shares or with any other person appearing to be interested in such shares where such sale is:

                  (i)      on a recognised investment exchange;

                  (ii) on any stock exchange outside the United Kingdom on which the Company's shares are normally dealt; or

                  (iii) on the acceptance of an offer made to all the holders (or all the holders other than the person making the offer or his nominees) of the shares of the class of which the shares subject to the Restrictions form part to acquire those shares or a specified portion of them.

14.4 Notwithstanding sub-paragraph (c) of the preceding article the Restrictions on shares shall continue to apply if within ten days of receipt of the instrument of transfer the Board decides that it has reasonable cause to believe that the change in the registered holder of those shares would not be as a result of an arm's length sale resulting in a material change in the beneficial interests in those shares. Where the Board makes a decision pursuant to this article, the Company shall notify the purported transferee of the decision as soon as practicable and any person may make representations in writing to the Board concerning the decision. The Company shall not be liable to any person as a result of having imposed Restrictions or deciding that such Restrictions shall continue to apply if the Board acted in good faith.

14.5 Where dividends or other moneys are not paid as a result of Restrictions having been imposed on shares, such dividends or other moneys shall accrue and, upon the relevant restriction ceasing to apply, shall be payable (without interest) to the person who would have been entitled had the restriction not been imposed.

14.6 Shares which the Company offers or procures to be offered pro rata (or pro rata ignoring fractional entitlements and ignoring shares not offered to certain members by reason of legal or practical problems associated with offering shares outside the United Kingdom) to holders of shares which are subject to Restrictions shall on issue become subject to the same Restrictions.

14.7 The Board shall at all times have the right, at its discretion, to suspend, in whole or in part, any Restriction Notice either permanently or for any given period and to pay to a trustee any dividend payable in respect of any shares subject to Restrictions or in respect of any shares issued in right of shares subject to Restrictions. Notice of any suspension, specifying the sanctions suspended and the period of suspension, shall be given to the relevant holder in writing within seven days after any decision to implement such a suspension.

14.8 The limitations on the powers of the Board to impose and retain Restrictions are without prejudice to the Company's power to apply to the court pursuant to the Statutes to apply the Restrictions or any other restrictions on any conditions.

15.      Proxy


         Proxy need not be a member

15.1     A proxy need not be a member of the Company.


         Form of proxy

15.2 An instrument appointing a proxy shall be in writing in any usual or common form or in any other form which the Board may approve and:

         (a) in the case of an individual shall be signed by the appointor or by his attorney; and

         (b) in the case of a corporation shall be either given under its common seal or signed on its behalf by an officer, attorney or other person authorised to sign it.


         Signature on proxy

15.3 The signature on an instrument appointing a proxy need not be witnessed. Where an instrument appointing a proxy is signed on behalf of the appointor by an attorney, the letter or power of attorney or a duly certified copy of such letter or power of attorney must (failing previous registration with the Company) be lodged with the instrument of proxy pursuant to the following article, failing which the instrument may be treated as invalid.


         Deposit of form of proxy

15.4 An instrument appointing a proxy must be left at the Registered Office or such place or one of such places (if any) as may be specified for that purpose in or by way of note to the notice convening the meeting no fewer than forty-eight hours before the time appointed for the holding of the meeting or adjourned meeting or (in the case of a poll taken otherwise than at or on the same day as the meeting or adjourned meeting) for the taking of the poll at which it is to be used, and in default shall not be treated as valid. An instrument of proxy relating to more than one meeting (including any adjournment of such meeting) having once been so delivered for the purposes of any meeting shall not have to be delivered again for the purposes of any subsequent meeting to which it relates.

         Rights of proxy

15.5 An instrument appointing a proxy shall be deemed to include the right to demand or join in demanding a poll but shall not confer any further right to speak at the meeting, except with the permission of the chairman of the meeting. The instrument shall, unless the contrary is stated on such instrument, be valid as well for any adjournment of the meeting as for the meeting to which it relates. No instrument appointing a proxy shall be valid after the expiration of twelve months from the date named in it as the date of its execution. Delivery of an instrument appointing a proxy shall not preclude a member from attending and voting at the meeting or poll convened.


         Revocation of proxy

15.6 A vote cast or demand for a poll made by proxy shall not be invalidated by the previous death or insanity of the principal or by the revocation of the appointment of the proxy or of the authority under which the appointment was made unless written notice of such death, insanity or revocation shall have been received by the Company at the Registered Office at least one hour before the commencement of the meeting or adjourned meeting or (in the case of a poll taken otherwise than at or on the same day as the meeting or adjourned meeting) the time appointed for the taking of the poll at which the vote is cast.


16.      Corporations acting by representatives

         Any corporation which is a member of the Company may by resolution of its directors or other governing body authorise such person as it thinks fit to act as its representative at any meeting of the Company or of any class of members of the Company. The person so authorised shall be entitled to exercise the same powers on behalf of such corporation as the corporation could exercise if it were an individual member of the Company and such corporation shall for the purpose of these articles be deemed to be present in person at any such meeting if a person so authorised is present at such meeting.

17.      Directors


         Number of directors

17.1 Subject as provided in these articles the directors shall not be fewer than two nor more than ten in number. The Company may by ordinary resolution from time to time vary the minimum number and/or maximum number of directors.

         Share qualification

17.2 A director shall not be required to hold any shares of the Company by way of qualification. A director who is not a member of the Company shall nevertheless be entitled to attend and speak at shareholders' meetings.


         Directors' fees

17.3 The ordinary remuneration of the directors shall from time to time be determined by the Board and shall be divisible among the directors as the Board may agree, or, failing agreement, equally, except that any director who shall hold office for part only of the period in respect of which such remuneration is payable shall be entitled only to rank in such division for a proportion of remuneration related to the period during which he has held office.


         Other remuneration of directors

17.4 Any director who holds any executive office (including for this purpose the office of chairman or deputy chairman whether or not such office is held in an executive capacity), or who serves on any committee of the Board, or who otherwise performs services which in the opinion of the Board are outside the scope of the ordinary duties of a director, may be paid such extra remuneration by way of salary, commission or otherwise or may receive such other benefits as the Board may determine.


         Directors' expenses

17.5 The Board may repay to any director all such reasonable expenses as he may incur in attending and returning from meetings of the Board or of any committee of the Board or shareholders' meetings or otherwise in connection with the business of the Company.


         Directors' pensions and other benefits

17.6 The Board shall have power to pay and agree to pay gratuities, pensions or other retirement, superannuation, death or disability benefits to (or to any person in respect of) any director or ex-director and for the purpose of providing any such gratuities, pensions or other benefits to contribute to any scheme or fund or to pay premiums.

         Directors' interest in contracts

17.7 A director may be party to or in any way interested in any contract or arrangement or transaction to which the Company is a party or in which the Company is in any way interested and he may hold and be remunerated in respect of any office or place of profit (other than the office of auditor) under the Company or any other company in which the Company is in any way interested and he (or any firm of which he is a member) may act in a professional capacity for the Company or any such other company and be remunerated for his acts and in any such case (save as otherwise agreed by him) he may retain for his own absolute use and benefit all profits and advantages accruing to him under or in consequence of his acts.


         Appointment of executive directors

17.8 The Board may from time to time appoint one or more of their body to be the holder of any executive office (including, where considered appropriate, the office of chairman or deputy chairman) on such terms and for such period as they may (subject to the provisions of the Statutes) determine and, without prejudice to the terms of any contract entered into in any particular case, may at any time revoke or vary the terms of any such appointment.


         Ceasing to be a director

17.9 The appointment of any director to the office of chairman or deputy chairman or chief executive or managing or joint managing or deputy or assistant managing director shall automatically determine if he ceases to be a director but without prejudice to any claim for damages for breach of any contract of service between him and the Company. The appointment of any director to any other executive office shall not automatically determine if he ceases from any cause to be a director, unless the contract or resolution under which he holds office shall expressly state otherwise, in which event such determination shall be without prejudice to any claim for damages for breach of any contract of service between him and the Company.


         Powers of executive directors

17.10 The Board may entrust to and confer upon any director holding any executive office any of the powers exercisable by them as directors upon such terms and conditions and with such Restrictions as they think fit, and either collaterally with or to the exclusion of their own powers, and may from time to time revoke, withdraw, alter or vary all or any of such powers.

18.      Appointment and retirement of directors


         Power of Company to appoint directors

18.1 Subject to the provisions of these articles, the Company may by ordinary resolution appoint any person who is willing to act to be a director, either to fill a vacancy or as an addition to the existing Board, but so that the total number of directors shall not at any time exceed any maximum number fixed by or in accordance with these articles.


         Power of Board to appoint directors

18.2 Without prejudice to the power of the Company in general meeting pursuant to any of the provisions of these articles to appoint any person to be a director, the Board may appoint any person who is willing to act to be a director, either to fill a vacancy or as an addition to the existing Board, but so that the total number of directors shall not at any time exceed any maximum number fixed by or in accordance with these articles. Any director so appointed must retire from office at, or at the end of, the next following annual general meeting and will then be eligible to stand for election but shall not be taken into account in determining the directors or the number of directors who are to retire by rotation at that meeting.


         Age limit

18.3 Any provision of the Statutes which, subject to the provisions of these articles, would have the effect of rendering any person ineligible for appointment or election as a director or liable to vacate office as a director on account of his having reached any specified age or of requiring special notice or any other special formality in connection with the appointment or election of any director over a specified age, shall not apply to the Company.


         Retirement by rotation

18.4 At each annual general meeting one-third of the directors for the time being (or, if their number is not a multiple of three, the number nearest to but not greater than one-third) shall retire from office by rotation. Provided that no director holding office as chief executive or managing or joint managing director shall be subject to retirement by rotation or be taken into account in determining the number of directors to retire.

         Selection of directors to retire by rotation

18.5 The directors to retire by rotation shall include (so far as necessary to obtain the number required) any director who wishes to retire and not to offer himself for re-election. Any further directors so to retire shall be those of the other directors subject to retirement by rotation who have been longest in office since their last re-election and so that as between persons who became or were last re-elected directors on the same day those to retire shall (unless they otherwise agree among themselves) be determined by lot. A retiring director shall be eligible for re-election.


         Re-election of retiring directors

18.6 The Company at the meeting at which a director retires under any provision of these articles may by ordinary resolution fill the office being vacated by electing to that office the retiring director or some other person eligible for election. In default the retiring director shall be deemed to have been re-elected except in any of the following cases:

         (a) where at such meeting it is expressly resolved not to fill such office or a resolution for the re-election of such director is put to the meeting and lost;

         (b) where such director has given notice in writing to the Company that he is unwilling to be re-elected;

         (c) where such director has attained any retiring age applicable to him as director; or

         (d) where the default is due to the moving of a resolution in contravention of the next following article.


         Election of two or more directors

18.7 A resolution for the election of two or more persons as directors by a single resolution shall not be moved at any general meeting unless a resolution that it shall be so moved has first been agreed to by the meeting without any vote being given against it; and any resolution moved in contravention of this provision shall be void.

         Timing of retirement

18.8 The retirement of a director at any general meeting shall not have effect until the conclusion of the meeting except where a resolution is passed to elect some other person in place of the retiring director or a resolution for his re-election is put to the meeting and lost and accordingly a retiring director who is re-elected or deemed to have been re-elected will continue in office without a break.


         Nomination of Director for election

18.9 No person other than a director retiring at the meeting shall, unless recommended by the Board for election, be eligible for election as a director at any general meeting unless not fewer than seven nor more than 42 days (inclusive of the date on which the notice is given) before the date appointed for the meeting there shall have been lodged at the Registered Office notice in writing signed by some member (other than the person to be proposed) duly qualified to attend and vote at the meeting for which such notice is given of his intention to propose such person for election and also notice in writing signed by the person to be proposed of his willingness to be elected.


         Vacation of office

18.10    The office of a director shall be vacated if:

         (a) he ceases to be a director by virtue of any provision of the Statutes or he becomes prohibited by law from being a director;

         (b) he becomes bankrupt or makes any arrangement or composition with his creditors generally;

         (c)      he is, or may be suffering from mental disorder and either:

                  (i) he is admitted to hospital in pursuance of an application for admission for treatment under the Mental Health Act 1983 or, in Scotland, an application for admission under the Mental Health (Scotland) Act 1960; or

                  (ii) an order is made by a court having jurisdiction (whether in the United Kingdom or elsewhere) in matters concerning mental disorder for his detention or for the appointment of a receiver, curator bonis or other person to exercise powers with respect to his property or affairs;

         (d) he resigns by writing under his hand left at the Registered Office or he offers in writing to resign and the Board resolves to accept such offer;

         (e) he shall for more than six consecutive months have been absent without permission of the Board from meetings of the Board held during that period and the Board resolves that his office be vacated; or

         (f) notice stating he is removed from office as a director is served upon him signed by all his co-directors who must account to the members at the next general meeting of the Company. If a director holds an appointment to an executive office which automatically determines on his removal from office under this or the preceding sub-paragraph such removal shall be deemed an act of the Company and shall have effect without prejudice to any claim for damages for breach of any contract of service between him and the Company.


         Removal of director

18.11 The Company may in accordance with and subject to the provisions of the Statutes by ordinary resolution of which special notice has been given remove any director from office (notwithstanding any provision of these articles or of any agreement between the Company and such director, but without prejudice to any claim he may have for damages for breach of any such agreement) and elect another person in place of a director so removed from office. Any person so elected shall be treated for the purpose of determining the time at which he or any other director is to retire by rotation as if he had become a director on the day on which the director in whose place he is elected was last elected a director. In default of such election the vacancy arising upon the removal of a director from office may be filled as a casual vacancy.


19.      Meetings and proceedings of directors


         Convening of meetings of directors

19.1 Subject to the provisions of these articles the Board may meet together for the despatch of business, adjourn and otherwise regulate their proceedings as they think fit. At any time any director may, and the Secretary at the request of a director shall, summon a meeting of the Board. It shall not be necessary to give notice of a meeting of the Board to any director for the time being absent from the United Kingdom. Any director may waive notice of any meeting and any such waiver may be retroactive.


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         Quorum

19.2 The quorum necessary for the transaction of business of the Board may be fixed from time to time by the Board and unless so fixed at any other number shall be two. A meeting of the Board at which a quorum is present shall be competent to exercise all powers and discretions for the time being exercisable by the directors.


         Chairman

19.3 The Board may elect from their number a chairman and a deputy chairman (or two or more deputy chairmen) and determine the period for which each is to hold office. If no chairman or deputy chairman shall have been appointed or if at any meeting of the Board no chairman or deputy chairman shall be present within five minutes after the time appointed for holding the meeting, the directors present may choose one of their number to be chairman of the meeting.


         Deputy chairman

19.4 If at any time there is more than one deputy chairman the right in the absence of the chairman to preside as chairman at a meeting of the Board or of the Company shall be determined as between the deputy chairmen present (if more than one) by seniority in length of appointment or otherwise as resolved by the Board.


         Casting vote

19.5 Questions arising at any meeting of the Board shall be determined by a majority of votes. In the case of an equality of votes, the chairman of the meeting shall have a second or casting vote.


         Restrictions on voting

19.6 A director shall not vote (save as provided in the following two articles) in respect of any contract or arrangement or any other proposal whatsoever in which he has an interest which (together with any interest of any person connected with him within the meaning given by section 346 of the Act) is a material interest otherwise than by virtue of his interests in shares or debentures or other securities of, or otherwise in or through, the Company. A director shall not be counted in the quorum at a meeting in relation to any resolution on which he is not entitled to vote.

19.7 Subject to the provisions of the Statutes, a director shall (in the absence of some other material interest than is indicated below) be entitled to vote (and be counted in the quorum) in respect of any resolution:

         (a) relating to the giving of any security, guarantee or indemnity in respect of:

                  (i) money lent or obligations incurred by him or by any other person at the request of or for the benefit of the Company or any of its subsidiary undertakings; or

                  (ii) a debt or obligation of the Company or any of its subsidiary undertakings for which he himself has assumed responsibility in whole or part under a guarantee or indemnity or by the giving of security;

         (b) where the Company or any of its subsidiary undertakings is offering securities in which offer the director is or may be entitled to participate as a holder of securities or in the underwriting or sub-underwriting of which the director is to participate;

         (c) relating to another company in which he does not hold an interest in shares (as that term is used in part VI of the Act) representing one per cent. or more of either any class of the equity share capital, or the voting rights in such company;

         (d) relating to a pension, superannuation or similar scheme or retirement, death or disability benefits scheme or employees' share scheme which has been approved by the Inland Revenue or is conditional upon such approval or does not award him any privilege or benefit not awarded to the employees to whom such scheme relates; or

         (e) concerning insurance which the Company proposes to maintain or purchase for the benefit of directors or for the benefit of persons including directors.

19.8 Where proposals are under consideration concerning the appointment (including fixing or varying the terms of appointment) of two or more directors to offices or employments with the Company or any body corporate in which the Company is interested, the proposals may be divided and considered in relation to each director separately and in such case each of the directors concerned (if not debarred from voting under the preceding article) shall be entitled to vote (and be counted in the quorum) in respect of each resolution except that concerning his own appointment.

19.9 If a question arises at any time as to the materiality of a director's interest or as to his entitlement to vote and such question is not resolved by his voluntarily agreeing to abstain from voting, such question shall be referred to the chairman of the meeting and his ruling in relation to any director other than himself shall be final and conclusive except in a case where the nature or extent of the interest of such director has not been fairly disclosed.

19.10 The Company may by ordinary resolution ratify any transaction not duly authorised by reason of a contravention of any restrictions in these articles of a directors entitlement to vote.


         Number of directors below minimum

19.11 The continuing directors may act notwithstanding any vacancies, but if and so long as the number of directors is reduced below the minimum number fixed by or in accordance with these articles the continuing directors or director may act for the purpose of filling such vacancies or of summoning general meetings, but not for any other purpose. If there are no directors or director able or willing to act, then any two members may summon a general meeting for the purpose of appointing directors.


         Written resolutions

19.12 A resolution in writing signed by all the directors entitled to vote on that resolution shall be as valid and effectual as a resolution duly passed at a meeting of the Board and may consist of several documents (including a telex, facsimile, cable or telegram) each accurately stating the terms of the resolution and each signed by or emanating from one or more directors.


         Validity of proceedings

19.13 All acts done by any meeting of the Board, or of any committee of the Board, or by any person acting as a director or as a member of any such committee, shall as regards all persons dealing in good faith with the Company, notwithstanding that there was some defect in the appointment of any of those persons so acting, or that any such persons were disqualified or had vacated office, or were not entitled to vote, be as valid as if every such person had been duly appointed and was qualified and had continued to be a director or member of the committee and had been entitled to vote.


         Telephone meetings

19.14 Any director may participate in a meeting of directors by means of a conference telephone or similar communications system whereby all those participating in the meeting can hear and address each other. Such participation shall be deemed to constitute presence in person at such meeting for all purposes including that of establishing a quorum. A meeting held by such means shall be deemed to take place where the largest group of participators in number is assembled. In the absence of such a majority the location of the chairman shall be deemed to be the place of the meeting.


20.      Committees of the directors


         Appointment and constitution of committees

20.1 The Board may delegate any of their powers or discretions (including without prejudice to the generality of the foregoing all powers and discretions whose exercise involves or may involve the payment of remuneration to or the conferring of any other benefit on all or any of the directors) to committees consisting of one or more directors and (if thought fit) one or more other named persons or person to be co-opted as hereinafter provided. Insofar as any such power or discretion is delegated to a committee, any reference in these articles to the exercise by the Board of the power or discretion so delegated shall be read and construed as if it were a reference to the exercise of such power or discretion by such committee. Any committee so formed shall in the exercise of the powers so delegated conform to any regulations which may from time to time be imposed by the Board. Any such regulations may provide for or authorise the co-option to the committee of persons other than directors and may provide for members who are not directors to have voting rights as members of the committee.


         Proceedings of committee meetings

20.2 The meetings and proceedings of any such committee consisting of two or more persons shall (with necessary changes only) be governed by the provisions of these articles regulating the meetings and proceedings of the Board, so far as the same are not superseded by any regulations made by the Board under the last preceding article.


21.      Powers of directors


         General powers

21.1 The business and affairs of the Company shall be managed by the Board, who may pay all expenses incurred in forming and registering the Company, and may exercise all such powers of the Company as are not by the Statutes or by these articles required to be exercised by the Company in general meeting subject nevertheless to any regulations of these articles, to the provisions of the Statutes and to such regulations as may be prescribed by special resolution of the Company, but no regulation so made by the Company shall invalidate any prior act of the Board which would have been valid if such regulation had not been made. The general powers given by this article shall not be limited or restricted by any special authority or power given to the Board by any other article.


         Local boards

21.2 The Board may establish any local boards or agencies for managing any of the affairs of the Company, either in the United Kingdom or elsewhere, and may appoint any persons to be members of such local boards, or any managers or agents, and may fix their remuneration, and may delegate to any local board, manager or agent any of the powers, authorities and discretions vested in the Board, with power to sub-delegate, and may authorise the members of any local boards, or any of them, to fill any vacancies in their number, and to act notwithstanding vacancies, and any such appointment or delegation may be made upon such terms and subject to such conditions as the Board may think fit, and the Board may remove any person so appointed, and may annul or vary any such delegation, but no person dealing in good faith and without notice of any such annulment or variation shall be affected by such annulment or variation.


         Appointment of attorney

21.3 The Board may from time to time and at any time by power of attorney or otherwise appoint any company, firm or person or any fluctuating body of persons, whether nominated directly or indirectly by the Board, to be the attorney or attorneys of the Company for such purposes and with such powers, authorities and discretions (not exceeding those vested in or exercisable by the Board under these articles) and for such period and subject to such conditions as they may think fit, and any such appointment may contain such provisions for the protection and convenience of persons dealing with any such attorney as the Board may think fit, and may also authorise any such attorney to sub-delegate all or any of the powers, authorities and discretions vested in him.


         President

21.4 The Board may from time to time elect a president of the Company and may determine the period for which he shall hold office. Such president may be either honorary or paid such remuneration as the Board in its discretion shall think fit, and need not be a director but shall, if not a director, be entitled to receive notice of and attend and speak, but not to vote, at all meetings of the Board.

         Signature on cheques etc.

21.5 All cheques, promissory notes, drafts, bills of exchange, and other negotiable or transferable instruments, and all receipts for moneys paid to the Company, shall be signed, drawn, accepted, endorsed, or otherwise executed, as the case may be, in such manner as the Board shall from time to time by resolution determine.


22.      Alternate directors

22.1 Any director may at any time by writing under his hand and deposited at the Registered Office, or delivered at a meeting of the Board, appoint any person (including another director) to be his alternate director and may in like manner at any time terminate such appointment. Such appointment, unless previously approved by the Board or unless the appointee is another director, shall have effect only upon and subject to being approved by the Board.

22.2 The appointment of an alternate director shall determine on the happening of any event which if he were a director would cause him to vacate such office or if his appointor ceases to be a director, otherwise than by retirement at a general meeting at which he is re-elected.

22.3 An alternate director shall (except when absent from the United Kingdom) be entitled to receive notices of meetings of the Board and shall be entitled to attend and vote as a director at any such meeting at which the director appointing him is not personally present and generally at such meeting to perform all functions of his appointor as a director and for the purposes of the proceedings at such meeting the provisions of these articles shall apply as if he (instead of his appointor) were a director. If he shall be himself a director (or shall attend any such meeting as an alternate for more than one director), his voting rights shall be cumulative but he shall not be counted more than once for the purposes of the quorum. If his appointor is for the time being temporarily unable to act through ill health or disability his signature to any resolution in writing of the Board shall be as effective as the signature of his appointor. To such extent as the Board may from time to time determine in relation to any committees of the Board the foregoing provisions of this article shall also apply with necessary changes only to any meeting of any such committee of which his appointor is a member. An alternate director shall not (save as aforesaid) have power to act as a director, nor shall he be deemed to be a director for the purposes of these articles, nor shall he be deemed to be the agent of his appointor.

22.4 An alternate director shall be entitled to contract and be interested in and benefit from contracts or arrangements or transactions and to be repaid expenses and to be indemnified to the same extent with necessary changes only as if he were a director but he shall not be entitled to receive from the Company in respect of his appointment as alternate director any remuneration except only such part (if any) of the remuneration otherwise payable to his appointor as such appointor may by notice in writing to the Company from time to time direct.

23.      Secretary

         The Secretary shall be appointed by the Board on such terms and for such period as they may think fit. Any Secretary so appointed may at any time be removed from office by the Board, but without prejudice to any claim for damages for breach of any contract of service between him and the Company. If thought fit two or more persons may be appointed as joint secretaries. The Board may also appoint from time to time on such terms as they may think fit one or more deputy and/or assistant secretaries.


24.      Provision for Employees

         The Board may by resolution exercise any power conferred by the Statutes to make provision for the benefit of persons employed or formerly employed by the Company or any of its subsidiaries in connection with the cessation or the transfer to any person of the whole or part of the undertaking of the Company or any of its subsidiaries.


25.      Untraceable members

25.1 The Company shall be entitled to cease sending dividend warrants by post if such warrants have been returned undelivered or left uncashed, provided that this power may not be exercised until either such warrants have been so returned or left uncashed on two consecutive occasions or, following one such occasion, reasonable enquiries have failed to establish any new address of the registered holder.

25.2 The Company shall be entitled to sell at the best price reasonably obtainable at the time of sale the shares of a member or the shares to which a person is entitled by transmission on death or bankruptcy or otherwise by operation of law provided that this power may not be exercised unless:

         (a) during the period of 12 years prior to the date of the publication of the advertisements referred to in sub-paragraph
                  (b) (or, if published on different dates, the first date) no communication has been received by the Company from the member or the person entitled by transmission and no cheque or warrant sent by the Company in respect of the shares has been cashed and no fewer than three dividends in respect of the shares have become payable and no dividend in respect of those shares has been claimed;

         (b) the Company shall on expiry of such period of 12 years have inserted advertisements in both a national daily newspaper and in a newspaper circulating in the area in which the last known address of the member or the address at which service of notices may be effected in the manner authorised by these articles is located giving notice of its intention to sell the shares;

         (c) during such period of 12 years and the period of three months following the publication of such advertisements, the Company shall have received no communication from such member or person; and

         (d) if the Company has any of its securities admitted to the Official List of the London Stock Exchange notice shall have been given to the London Stock Exchange of its intention to make such sale.

25.3 To give effect to any such sale the Company may appoint any person to execute as transferor an instrument of transfer of the said shares and such instrument of transfer shall be as effective as if it had been executed by the registered holder of or person entitled by transmission on death or bankruptcy or otherwise by operation of law to such shares and the title of the transferee shall not be affected by any irregularity or invalidity in the proceedings relating to the transfer. The net proceeds of sale shall belong to the Company which shall be obliged to account to the former member or other person previously entitled for a sum equal to such proceeds and shall enter the name of such former member or other person in the books of the Company as a creditor for such sum which shall be a permanent debt of the Company. No trust shall be created in respect of the debt, no interest shall be payable in respect of the same and the Company shall not be required to account for any money earned on the net proceeds, which may be employed in the business of the Company or invested in such investments (other than shares of the Company or its holding company if any) as the Board may from time to time think fit.


26.      Borrowing powers

         The Board may exercise all the powers of the Company to borrow money, to give guarantees and to mortgage or charge its undertaking, property and assets (present and future) and uncalled capital, and to issue debentures and other securities, whether outright or as collateral security for any debt, liability or obligation of the Company or of any third party.

27.      The Seal

27.1 The Board shall provide for the safe custody of the common seal of the Company which shall not be used without the authority of the Board or of a committee authorised by the Board in that behalf.

27.2 Every instrument to which the common seal of the Company shall be affixed shall be signed by one director and the Secretary or by two directors save that as regards any certificates for shares or debentures or other securities of the Company the Board may by resolution determine that such signature or either of them be dispensed with or affixed by some method or system of mechanical signatures.

27.3 Any instrument signed by one director and the Secretary or by two directors and expressed to be executed by the Company shall have the same effect as if executed under the common seal of the Company, provided that no instrument which makes it clear on its face that it is intended to have effect as a deed shall be so signed without the authority of the Board or of a committee authorised by the Board in that behalf.

27.4 The Company may exercise the powers conferred by the Statutes with regard to having an official seal for use abroad and such powers shall be vested in the Board.


28.      Authentication of documents

         Any director or the Secretary or any person appointed by the Board for the purpose shall have power to authenticate any documents affecting the constitution of the Company and any resolution passed by the Company or the Board or any committee, and any book, record, document or account relating to the business of the Company and to certify copies or extracts of such resolution, book, record, document or account as true copies or extracts, and if any resolution, book, record, document or account is elsewhere than at the Registered Office the local manager or other officer of the Company having the custody of them shall be deemed to be a person appointed by the Board. A document purporting to be a copy of a resolution, or an extract from the minutes of a meeting, of the Company or of the Board or any committee, which is certified shall be conclusive evidence in favour of all persons dealing with the Company upon the faith of such certified copy that such resolution has been duly passed or, as the case may be, that any minute so extracted is a true and accurate record of proceedings at a duly constituted meeting.

29.      Reserves


         Establishment of reserves

29.1 The Board may from time to time set aside out of the profits of the Company and carry to reserve such sums as they think proper which, at the discretion of the Board, shall be applicable for any purpose to which the profits of the Company may properly be applied and pending such application may either be employed in the business of the Company or be invested. The Board may divide the reserve into such special funds as they think fit and may consolidate into one fund any special funds or any parts of any special funds into which the reserve may have been divided. The Board may also without placing the same to reserve carry forward any profits. In carrying sums to reserve and in applying the same, the Board shall comply with the provisions of the Statutes.


         Business bought as from past date

29.2 Subject to the provisions of the Statutes, where any asset, business or property is acquired by the Company as from a past date (whether such date be before or after the incorporation of the Company) the profits and losses arising from such asset, business or property as from such date may at the discretion of the Board in whole or in part be carried to revenue account and treated for all purposes as profits or losses of the Company. If any shares or securities are purchased with the next dividend or interest payment accruing to the purchaser, such dividend or interest may at the discretion of the Board be treated as revenue, and it shall not be obligatory to capitalise the same or any part of such dividend or interest.


30.      Dividends


         Final dividends

30.1 The Company may by ordinary resolution declare dividends but no such dividends shall exceed the sum recommended by the Board.


         Interim dividends

30.2 In so far as in the opinion of the Board, the profits the Company justify such payments, the Board may declare and pay the fixed dividends on any class of shares carrying a fixed dividend expressed to be payable on fixed dates on the half-yearly or other dates prescribed for the payment of such dividends and may also from time to time declare and pay interim dividends on shares of any class of such sums and on such dates and in respect of such periods as it thinks fit. Provided the directors act in good faith they shall not incur any liability to the holders of shares conferring preferred rights for any loss they may suffer by the lawful payment of an interim dividend on any shares having deferred or non-preferred rights.

         Ranking of shares for dividend

30.3 Unless and to the extent that the rights attached to any shares or the terms of issue of such shares otherwise provide, all dividends shall (as regards any shares not fully paid throughout the period in respect of which the dividend is paid) be apportioned and paid pro rata according to the sums paid on the shares during any portion or portions of the period in respect of which the dividend is paid. For the purposes of this article no sum paid on a share in advance of calls shall be treated as paid on the share.


         No dividend except out of profits

30.4 No dividend shall be paid otherwise than out of profits available for distribution under the provisions of the Statutes.


         No interest on dividends

30.5 No dividend or other moneys payable on or in respect of a share shall bear interest as against the Company.


         Retention of dividends

30.6 The Board may retain any dividend or other moneys payable on or in respect of a share on which the Company has a lien, and may apply the same in or towards satisfaction of the debts, liabilities or engagements in respect of which the lien exists.

30.7 The Board may retain the dividends payable upon shares in respect of which any person is under the provisions as to the transmission of shares hereinbefore contained entitled to become a member, or which any person is under those provisions entitled to transfer, until such person shall become a member in respect of such shares or shall transfer the same.

         Waiver of dividend

30.8 The waiver in whole or in part of any dividend on any share by any document (whether or not executed as a deed) shall be effective only if such document is signed by the holder of such share (or the person becoming entitled to the share in consequence of the death, bankruptcy or mental disorder of the holder or by operation of law or any other event) and delivered to the Company and if or to the extent that the same is accepted as such or acted upon by the Company.


         Unclaimed dividend

30.9 The payment by the Board of any unclaimed dividend or other moneys payable on or in respect of a share into a separate account shall not constitute the Company a trustee in respect of such unclaimed dividend or other moneys and any dividend unclaimed after a period of twelve years from the date the dividend became due for payment shall be forfeited and shall revert to the Company.


         Distribution in specie

30.10 The Company may upon the recommendation of the Board by ordinary resolution direct payment of a dividend in whole or in part by the distribution of specific assets (and in particular of paid-up shares or debentures of any other company) and the Board shall give effect to such resolution. Where any difficulty arises in regard to such distribution, the Board may settle the same as it thinks expedient and in particular:

         (a)      may issue fractional certificates;

         (b) may fix the value for distribution of such specific assets or any part of such specific assets;

         (c) may determine that cash payments shall be made to any member upon the footing of the value so fixed in order to adjust the rights of all parties; and

         (d) may vest any such specific assets in trustees as may seem expedient to the Board.


         Manner of payment of dividends

30.11 Any dividend or other moneys payable in cash on or in respect of a share may be paid by cheque or warrant sent through the post to the registered address of the member or person entitled to such dividend or other moneys (or, if two or more persons are registered as joint holders of the share or are entitled to such share in


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         consequence of the death, bankruptcy or mental disorder of the holder or by operation of law or any other event, to any one of such persons) or to such person and such address as such member or person or persons may in writing direct. Every such cheque or warrant shall be made payable to the order of the person to whom it is sent or to such person as the holder or joint holders or person or persons entitled to the share in consequence of the death, bankruptcy or mental disorder of the holder or by operation of law or any other event may direct and payment of the cheque or warrant by the banker upon whom it is drawn shall be a good discharge to the Company. Every such cheque or warrant shall be sent at the risk of the person entitled to the money represented by such cheque or warrant.

30.12 Subject to the provisions of these articles and to the rights attaching to any shares, any dividend or other moneys payable on or in respect of a share may be paid in such currency as the Board may determine.


         Joint holders

30.13 If two or more persons are registered as joint holders of any share, or are entitled jointly to a share in consequence of the death, bankruptcy or mental disorder of the holder or otherwise by operation of law or any other event, any one of them may give effectual receipts for any dividend or other money payable or property distributable on or in respect of the share.


         Record date for dividends

30.14 Any resolution declaring a dividend on shares of any class, whether a resolution of the Company in general meeting or a resolution of the Board, may specify that the same shall be payable to the persons registered as the holders of such shares at the close of business on a particular date, notwithstanding that it may be a date prior to that on which the resolution is passed, and upon that date the dividend shall be payable to them in accordance with their respective holdings so registered, but without prejudice to the rights among themselves in respect of such dividend of transferors and transferees of any such shares.


31.      Capitalisation of profits and reserves

31.1 The Board may, with the sanction of an ordinary resolution of the Company, capitalise any sum standing to the credit of any of the Company's reserve accounts (including any share premium account, capital redemption reserve, or other undistributable reserve) or any sum standing to the credit of profit and loss account.


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31.2     Such capitalisation shall be effected by appropriating such sum to the holders of ordinary shares on the Register at the close of business on the date of the resolution (or such other date as may be specified in such resolution or determined as provided in such resolution) in proportion to their holdings of ordinary shares and applying such sum on their behalf in paying up in full unissued ordinary shares (or, subject to any special rights previously conferred on any shares or class of shares for the time being issued, unissued shares of any other class not being redeemable shares) for allotment and distribution credited as fully paid up to and amongst them in proportion to their holdings.

31.3 The Board may do all acts and things considered necessary or expedient to give effect to any such capitalisation, with full power to the Board to make such provision as it thinks fit for any fractional entitlements which would arise on the basis aforesaid (including provisions whereby fractional entitlements are disregarded or the benefit of such fractional entitlements accrues to the Company rather than to the members concerned). The Board may authorise any person to enter on behalf of all the members interested into an agreement with the Company providing for any such capitalisation and matters incidental to such capitalisation and any agreement made under such authority shall be effective and binding on all concerned.


32.      Accounts


         Accounting records

32.1 Accounting records sufficient to show and explain the Company's transactions and otherwise complying with the Statutes shall be kept at the Registered Office, or at such other place as the Board thinks fit, and shall always be open to inspection by the officers of the Company. No member of the Company or other person shall have any right of inspecting any account or book or document of the Company except as conferred by Statute or these articles or as ordered by a court of competent jurisdiction or as authorised by the Board.


         Copies of accounts for members

32.2 A copy of every balance sheet and profit and loss account which is to be laid before a general meeting of the Company (including every document required by law to be comprised in such balance sheet and profit and loss account or attached or annexed to such balance sheet and profit and loss account) shall no fewer than twenty-one days before the date of the meeting be sent to every member of, and every holder of debentures of, the Company and to every other person who is entitled to receive notice of meetings from the Company under the provisions of the Statutes or of these articles. Provided that this article shall not require a copy of these documents to be sent to any member to whom a summary financial statement is sent in accordance with the Statutes nor to more than one of joint holders nor to any person of whose address the Company is not aware, but any member or holder of debentures to whom a copy of these documents has not been sent shall be entitled to receive a copy free of charge on application at the Registered Office.


33.      Auditors


         Validity of auditor's acts

33.1 Subject to the provisions of the Statutes, all acts done by any person acting as an auditor shall, as regards all persons dealing in good faith with the Company, be valid, notwithstanding that there was some defect in his appointment or that he was at the time of his appointment not qualified for appointment or subsequently became disqualified.


         Auditor's rights to attend general meetings

33.2 An auditor shall be entitled to attend any general meeting and to receive all notices of and other communications relating to any general meeting which any member is entitled to receive and to be heard at any general meeting on any part of the business of the meeting which concerns him as auditor.


34.      Notices


         Service of notices

34.1 Any notice or document (including a share certificate) may be served on or delivered to any member by the Company either personally or by sending it through the post in a prepaid cover addressed to such member at his registered address, or (if he has no registered address within the United Kingdom) to the address, if any, within the United Kingdom supplied by him to the Company as his address for the service of notices, or by delivering it to such address addressed as aforesaid. In the case of a member registered on a branch register any such notice or document may be posted either in the United Kingdom or in the territory in which such branch register is maintained.

34.2 Where a notice or other document is served or sent by post, service or delivery shall be deemed to be effected at the expiration of twenty-four hours (or, where second-class mail is employed, forty-eight hours) after the time when the cover containing the same is posted and in proving such service or delivery it shall be sufficient to prove that such cover was properly addressed, stamped and posted.

34.3 The accidental failure to send, or the non-receipt by any person entitled to, any notice of or other document relating to any meeting or other proceeding shall not invalidate the relevant meeting or other proceeding.

34.4 A member present either in person or by proxy, at any meeting of the Company or the holders of any class of shares in the Company shall be deemed to have received notice of the meeting and, where requisite, of the purpose for which it was called.


         Joint holders

34.5 Any notice given to that one of the joint holders of a share whose name stands first in the Register in respect of the share shall be sufficient notice to all the joint holders in their capacity as such. For such purpose a joint holder having no registered address in the United Kingdom and not having supplied an address within the United Kingdom for the service of notices shall be disregarded.


         Deceased and bankrupt members

34.6 A person entitled to a share in consequence of the death, bankruptcy or mental disorder of a member or by operation of law or any other event upon supplying to the Company such evidence as the Board may reasonably require to show his title to the share, and upon supplying also an address within the United Kingdom for the service of notices, shall be entitled to have served upon or delivered to him at such address any notice or document to which the member but for his death or bankruptcy or other event would be entitled, and such service or delivery shall for all purposes be deemed a sufficient service or delivery of such notice or document on all persons interested (whether jointly with or as claiming through or under him) in the share. Save as aforesaid any notice or document delivered or sent by post to or left at the address of any member in pursuance of these articles shall, notwithstanding that such member be then dead or bankrupt or in liquidation, and whether or not the Company have notice of his death or bankruptcy or liquidation, be deemed to have been duly served or delivered in respect of any share registered in the name of such member as sole or first-named joint holder.


         Overseas members

34.7 A member who (having no registered address within the United Kingdom) has not supplied to the Company an address within the United Kingdom for the service of notices shall not be entitled to receive notices from the Company.

         Suspension of postal services

34.8 If at any time by reason of the suspension or curtailment of postal services within the United Kingdom the Company is unable to convene a general meeting effectively by notices sent through the post, a general meeting may be convened by a notice advertised on the same date in no fewer than one national daily newspaper with appropriate circulation and such notice shall be deemed to have been duly served on all members entitled to such notice at noon on the day when the advertisement appears. In any such case the Company shall send confirmatory copies of the notice by post if at least seven days prior to the meeting the posting of notices to addresses throughout the United Kingdom again becomes practicable.


         Statutory requirements as to notices

34.9 The provisions in these articles regarding the serving of notices and other documents are subject to any requirements in the Statutes that a particular offer, notice or other document be served in any particular manner.


35.      Destruction of documents

         The Company may destroy:

         (a) any share certificate which has been cancelled at any time after the expiry of one year from the date of such cancellation;

         (b) any variation or cancellation of any dividend mandate at any time after the expiry of two years from the date such variation or cancellation was recorded by the Company;

         (c) any notification of change of name or address at any time after the expiry of two years from the date such notification was recorded by the Company;

         (d) any instrument of transfer of shares which has been registered at any time after the expiry of six years from the date of registration; and

         (e) any other document on the basis of which any entry in the Register is made at any time after the expiry of six years from the date an entry in the Register was first made in respect of it;

         and it shall conclusively be presumed in favour of the Company that every share certificate so destroyed was a valid certificate duly and properly cancelled and that every instrument of transfer so destroyed was a valid and effective instrument duly and properly registered and that every other document destroyed under this article was a valid and effective document in accordance with the recorded particulars of that document in the books or records of the Company. Provided always that:

         (i) the foregoing provisions of this article shall apply only to the destruction of a document in good faith and without express notice to the Company that the preservation of such document was relevant to a claim;

         (ii) nothing contained in this article shall be construed as imposing upon the Company any liability in respect of the destruction of any document earlier than as stated in this article or in any case where the conditions of proviso (i) are not fulfilled; and

         (iii) references in this article to the destruction of any document include references to its disposal in any manner.


36.      Winding up


         Director's power to petition

36.1 The Board shall have power in the name and on behalf of the Company to present a petition to the court for the Company to be wound up.


         Distribution of assets in specie

36.2 If the Company shall be wound up (whether the liquidation is voluntary, under supervision, or by the court) the liquidator may, with the authority of an extraordinary resolution and subject to any provision sanctioned in accordance with the provisions of the Insolvency Act 1986, divide among the members in specie or kind the whole or any part of the assets of the Company and whether or not the assets shall consist of property of one kind or shall consist of properties of different kinds, and may for such purpose set such value as he deems fair upon any one or more class or classes of property and may determine how such division shall be carried out as between the members of different classes of members. The liquidator may, with the like authority, vest any part of the assets in trustees upon such trusts for the benefit of members as the liquidator with the like authority shall think fit, and the liquidation of the Company may be closed and the Company dissolved, but so that no contributory shall be compelled to accept any shares or other property in respect of which there is a liability. The liquidator may make any provision referred to in, and sanctioned in accordance with the provisions of the Insolvency Act 1986.

37.      Indemnity

37.1 Subject to the provisions of and so far as may be consistent with the Statutes, every director, auditor, Secretary or other officer of the Company shall be indemnified by the Company out of its own funds against and exempted by the Company from all costs, charges, losses, expenses and liabilities incurred by him in the actual or purported execution or discharge of his duties or the exercise or purported exercise of his powers or otherwise in relation to or in connection with his duties, powers or office including (without prejudice to the generality of the foregoing) any liability incurred by him in defending any proceedings, civil or criminal, which relate to anything done or omitted or alleged to have been done or omitted by him as an officer or employee of the Company and in which judgment is given in his favour (or the proceedings are otherwise disposed of without any finding or admission of any material breach of duty on his part) or in which he is acquitted or in connection with any application under any statute for relief from liability in respect of any such act or omission in which relief is granted to him by the Court.

37.2 Without prejudice to the preceding article the Board shall have power to purchase and maintain insurance for or for the benefit of any persons who are or were at any time directors, officers, employees or auditors of any Relevant Company (as defined in the following article) or who are or were at any time trustees of any pension fund or employees' share scheme in which employees of any Relevant Company are interested, including (without prejudice to the generality of the foregoing) insurance against any liability incurred by such persons in respect of any act or omission in the actual or purported execution or discharge of their duties or in the exercise or purported exercise of their powers or otherwise in relation to their duties, powers or offices in relation to any Relevant Company, or any such pension fund or employees' share scheme.

37.3 For the purpose of the preceding article "Relevant Company" shall mean the Company, any holding company of the Company or any other body, whether or not incorporated, in which the company or such holding company or any of the predecessors of the Company or of such holding company has or had any interest whether direct or indirect or which is in any way allied to or associated with the Company, or any subsidiary undertaking of the Company or of such other body.

                                      INDEX


1.       Preliminary
2.       Share capital
3.       Shares
4.       Share certificates
5.       Calls on shares
6.       Forfeiture and lien
7.       Transfer of shares
8.       Transmission of shares
9.       Share warrants to bearer
10.      General meetings
11.      Notice of general meetings
12.      Proceedings at general meeting
13.      Votes of members
14.      Disclosure of interests
15.      Proxy
16.      Corporations acting by representations
17.      Directors
18.      Appointment and retirement of directors
19.      Meetings and proceedings of directors
20.      Committees of the directors
21.      Powers of directors
22.      Alternate directors
23.      Secretary
24.      Provision for employees
25.      Untraceable members
26.      Borrowing powers
27.      The seal
28.      Authentication of documents
29.      Reserves
30.      Dividends
31.      Capitalisation of profits and reserves
32.      Accounts
33.      Auditors
34.      Notices
35.      Destruction of documents
36.      Winding up
37.      Indemnity


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